UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2018

The Marcus Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-12604	39-1139844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202-4125

(Address of principal executive offices, including zip code)

(414) 905-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17-CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Marcus Corporation (the “Company”) held its 2018 Annual Meeting of Shareholders on May 8, 2018 (the “Annual Meeting”). Set forth below is information regarding the results of the matters voted on by the Company’s shareholders at the Annual Meeting.

(i)       Elect ten directors to serve until their successors are elected and qualified:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Stephen H. Marcus	99,775,108.215	1,494,104.991	1,256,427.000
Gregory S. Marcus	100,288,348.215	980,864.991	1,256,427.000
Diane Marcus Gershowitz	99,726,026.861	1,543,186.345	1,256,427.000
Allan H. Selig	97,803,894.072	3,465,319.134	1,256,427.000
Timothy E. Hoeksema	99,961,947.699	1,307,265.507	1,256,427.000
Bruce J. Olson	99,681,551.226	1,587,661.980	1,256,427.000
Philip L. Milstein	99,796,268.131	1,472,945.075	1,256,427.000
Brian J. Stark	100,564,350.345	704,862.861	1,256,427.000
Katherine M. Gehl	100,478,667.009	790,546.197	1,256,427.000
David M. Baum	100,479,262.345	789,950.861	1,256,427.000

(ii)       Advisory vote to approve the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
100,582,624.094	668,075.451	18,513.661	1,256,427.000

(iii)       Ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2018:

Votes For	Votes Against	Abstentions
102,321,517.592	200,222.056	3,900.558

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MARCUS CORPORATION

Date: May 10, 2018	By:	/s/ Douglas A. Neis
Douglas A. Neis
Chief Financial Officer and Treasurer